UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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ZiLOG, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On December 7, 2009, ZiLOG, Inc. sent the following communication to its shareholders:

ZiLOG, Inc.
Corporate Headquarters
San Jose, California
December 7, 2009

To: Our Valued Shareholders

Today, ZiLOG, Inc. and IXYS Corporation announced the signing of a merger agreement where IXYS would acquire the outstanding shares of ZiLOG for $3.5858 per share in cash. The merger has the unanimous approval of both companies' Boards of Directors and is subject to the final approval of ZiLOG’s shareholders.  On completion of the merger, Zilog would become a wholly owned subsidiary of IXYS Corporation.

This agreement is the endpoint of a strategic review process that began over a year ago.   As you may be aware, with the encouragement of certain of our larger shareholders, we announced a strategic alternative review process in July 2008. We engaged an investment banker and initiated an exploration of various strategic alternatives.   Soon after the commencement of the strategic review process, financial markets in the U.S. collapsed and global economic conditions weakened materially.  Despite these challenges, we were able to complete a transaction in February 2009, in which we sold two of our businesses for more than $30 million.   These divestitures strengthened our financial position, but also left us with a smaller revenue base.  Although business conditions have improved during 2009, uncertainty remains regarding the longevity of this recovery.  In light of ongoing economic turbulence, we believe that the proposed business combination offered the best value to ZiLOG shareholders.

Approval of the merger agreement by our shareholders will allow the combined entities to continue the ZiLOG brand and support customers with the same product lines, service and commitment as we do today. Our 35-year brand will carry on with the trusted ZiLOG name.

We want to thank all of our investors for their support over the years, and wish all of you well in your future endeavors.

If you have any questions, please feel free to contact Perry Grace, ZiLOG CFO, at (408)558-8665 or pgrace@zilog.com.

* * *

FORWARD LOOKING STATEMENTS

This communication, and other statements that ZiLOG may make, including statements about the benefits of IXYS' proposed acquisition of ZiLOG (the "Acquisition"), may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, with respect to ZiLOG's anticipated financial performance, business prospects and plans, and similar matters.  Forward-looking statements are typically identified by words or phrases such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast," and other words and terms of similar meaning.

ZiLOG cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made, and ZiLOG assumes no duty to and does not undertake to update forward-looking statements.  Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.  In addition to factors previously disclosed in ZiLOG's documents filed with the Securities and Exchange Commission (the "SEC") and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the introduction, withdrawal, success and timing of business initiatives and strategies; changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services; the impact of increased competition; the unfavorable resolution of legal proceedings; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of governmental agencies relating to ZiLOG; terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries and ZiLOG; the occurrence, geographic areas impacted and severity of earthquakes, hurricanes, tornadoes or other natural disasters; the ability to attract and retain highly talented professionals; the shareholders of ZiLOG may not approve the Acquisition at the special meeting of ZiLOG shareholders; IXYS and ZiLOG may be unable to complete the Acquisition because, among other reasons, conditions to the closing of the Acquisition may not be satisfied or waived; and the outcome of any legal proceedings to the extent initiated against ZiLOG and others following the announcement of the Acquisition cannot be predicted.

ZiLOG's Annual Report on Form 10-K and ZiLOG's subsequent reports filed with the SEC, accessible on the SEC's website at http://www.sec.gov and on ZiLOG's website at http://www.zilog.com, discuss certain of these factors in more detail and identify additional factors that can affect forward-looking statements.  The information contained on our website is not a part of this communication.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Acquisition, ZiLOG intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A.  INVESTORS AND SECURITY HOLDERS OF ZILOG ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ZILOG, IXYS AND THE ACQUISITION.  The Schedule 14A, the preliminary proxy statement and other relevant materials (when they become available), and any other documents filed by ZiLOG with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to: ZiLOG, Inc., 6800 Santa Teresa Boulevard, San Jose, California 95119, Attention:  Investor Relations.

PARTICIPANTS IN THE SOLICITATION

ZiLOG and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of ZiLOG in connection with the Acquisition.  Information about the executive officers and directors of ZiLOG and their ownership of ZiLOG common stock is set forth in the proxy statement for ZiLOG's 2009 Annual Meeting of Stockholders, which was filed with the SEC on July 29, 2009.  Investors and security holders may obtain additional information regarding the direct and indirect interests of ZiLOG and its executive officers and directors in the Acquisition by reading the Schedule 14A and the preliminary proxy statement regarding the Acquisition when it becomes available.